                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  March 31, 2000


                                  FUNCO, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                   Minnesota
--------------------------------------------------------------------------------
                 (State or other Jurisdiction of Incorporation)

         0-21876                                        41-1609563
--------------------------------------------------------------------------------
 (Commission File Number)                    (IRS Employer Identification No.)


 10120 West 76th Street, Eden Prairie, Minnesota               55344
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

 Registrant's Telephone Number, Including Area Code        952-946-8883
                                                   -----------------------------


--------------------------------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.

On March 31, 2000, Funco, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Electronics Boutique Holdings Corp., a Delaware corporation ("EB"), and EB Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of EB ("Purchaser"). Subject to the terms and conditions of the Agreement, EB has agreed to cause Purchaser to acquire control of the Registrant through a cash tender offer (the "Offer") to purchase all of the Registrant's issued and outstanding common stock, par value $.01 per share (the "Shares"), for $17.50 per Share, or an aggregate purchase price of approximately $110 million.

Completion of the Offer is subject to the satisfaction of certain conditions which include, without limitation, the following: (i) there shall have validly tendered and not withdrawn a number of Shares which, together with all Shares owned, directly or indirectly, by EB or Purchaser, represents at least 51% of the total voting power of the Registrant's outstanding Shares and (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Following the completion of the Offer (and subject to certain conditions), Purchaser will be merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of EB (the "Merger"). In the Merger, those shareholders of the Registrant who did not tender their Shares (other than EB and its subsidiaries and shareholders exercising dissenters' rights) will be entitled to receive the same price per Share that is paid in the Offer for each Share held by them.

The terms and conditions of the acquisition (including the Merger) are more fully described in the Agreement, which is attached hereto as Exhibit 2.

Item 7. Financial Statements and Exhibits.

         (c)      Exhibits

                  2(a) Agreement and Plan of Merger, dated as of March 31, 2000, by and among Electronics Boutique Holdings Corp., EB Acquisition Corporation and the Registrant

                  2(b) Shareholder Agreement, dated as of March 31, 2000, by and among Electronics Boutique Holdings Corp. and David R. Pomije

                  99 Press release, dated April 3, 2000, announcing the execution of the Agreement, filed under cover of the Registrant's Schedule 14D-9 filed on April 3, 2000, and incorporated herein by reference

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 FUNCO, INC.



                                                 /s/  Stanley A. Bodine
                                                 -------------------------------
                                                 By Stanley A. Bodine
                                                 Its President

Date: April 6, 2000


                                       3